Exhibit 99.1

September 10, 2007

Dear Stockholder:

We are pleased to provide you with your portion of this month’s distribution to stockholders.  Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) currently pays an annualized cash distribution of $0.6425 per share representing a 6.4% yield on a $10.00 share price. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Program, a distribution statement is enclosed in lieu of a check.

On August 17, 2007, lnland Western entered into a definitive agreement and plan of merger (“merger”) to acquire its external business manager and three property management companies.  This proposed merger will allow us to move forward with our business plan to become a self-administered real estate investment trust.  Enclosed is a copy of the press release announcing the merger.  More detailed information will be forthcoming as it becomes available.

If you have any questions on your investment, please contact your Registered Representative or Inland Customer Relations at 800.826.8228.

Sincerely,

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Brenda Gail Gujral

Chief Executive Officer

Enclosure

cc: Trustee

      Broker/Dealer

      Registered Representative

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed internalization transaction, Inland Western has filed an 8-K, a proxy statement and other materials with the SEC.  Investors and security holders are advised to read the proxy statement because it contains important information about the parties to the mergers. Certain of the company’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in the company’s Annual Report on Form 10-K, as amended by the company’s Annual Report on Form 10K/A previously filed with the SEC, and is included in the proxy statement relating to the internalization transaction. Stockholders and investors may obtain additional information regarding the interests of Inland Western and its directors and executive officers in the internalization transaction, which may be different than those of the company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the mergers, which was filed with the SEC.  Stockholders and investors may obtain a free copy of the proxy statement and other relevant documents when they become available, as well as other materials filed with the SEC concerning the Company, at the SEC’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, attention Vice President.

Inland Western Retail Real Estate Trust, Inc.  2901 Butterfield Road  Oak Brook, Illinois 60523  800.826.8228  www.inland-western.com

NEWS RELEASE 2901 Butterfield Road Oak Brook, Illinois 60523 www.inland-western.com

FOR IMMEDIATE RELEASE

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

  ENTERS INTO MERGER AGREEMENT TO ACQUIRE

EXTERNAL MANAGEMENT COMPANIES

Oak Brook, Ill.  August 17, 2007 – Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) today announced that the company has entered into a definitive agreement and plan of merger (“Merger”) to acquire its external Business Manager/Advisor and Property Managers.  Inland Western plans to acquire, via four separate mergers, four Inland entities that provide Inland Western with its business advisory and property management services, in exchange for an aggregate of 37.5 million shares of common stock, valued at $10.00 per share. No cash will be exchanged as consideration in the merger.

Inland Western’s business plan outlined in its initial prospectus contemplates a self-administration process, as did two previous REITs sponsored by an affiliate of The Inland Group, Inc. that successfully became self-administered: Inland Real Estate Corporation (NYSE:IRC) and Inland Retail Real Estate Trust, Inc.

The exploration of the self-administration process began in February 2006; shortly thereafter, the board of directors established a special committee, comprised solely of independent members of the board, to evaluate, negotiate and make recommendations with respect to the Merger.  The special committee retained independent counsel.  The special committee also retained an independent financial advisor, who provided a fairness opinion on the consideration to be exchanged in connection with the Merger.  On August 14, 2007, the special committee unanimously recommended Inland Western’s entry into the Merger Agreement and the approval of the Merger, and then the Inland Western board of directors unanimously approved Inland Western’s entry into the Merger Agreement and the Merger.  The board of directors recommends that Inland Western’s stockholders vote in favor of these transactions which will be contained in the definitive proxy statement.

The merger consideration of 37.5 million shares represents approximately 7.7 percent of the outstanding shares upon completion of the merger.  The board elected not to wait and pursue the option outlined in the prospectus whereby Inland Western could acquire the Business Manager/Advisor and Property Managers under the terms of the existing advisor and property management agreements, which could have resulted in 54.1 million shares issued in connection with such acquisition.  Upon closing, the merger is expected to be accretive to funds from operations (“FFO”) of at least $0.08 per share for the first full year following the closing and is estimated to increase in accretion above the $0.08 per share each year thereafter.

Inland Western Retail Real Estate Trust, Inc. is a real estate investment trust focused on the acquisition, development and management of retail properties, including lifestyle, power, neighborhood and community centers, in addition to single-user net lease properties in locations demonstrating solid demographics.  As of June 30, 2007 the portfolio consisted of 304 properties totaling approximately 46 million square feet, located in 38 states and one Canadian province.  For further information, please see the company website at www.inland-western.com.

The Inland Real Estate Group of Companies, Inc., or Inland, headquartered in Oak Brook, Ill., has been ranked collectively as the single fastest-growing acquirer of retail property in the United States (Chain Store Age, May 2006), and the fifth-largest shopping center owner in North America (Shopping Centers Today, December 2006).  Inland-sponsored companies own and manage in total over 100 million square feet of commercial real estate located in 44 states in the U.S. and Canada, as well as managed assets in excess of $17 billion. The Inland Real Estate Group of Companies, Inc. is comprised of a group of separate legal entities some of which may be affiliates, share some common ownership or have been sponsored and managed by subsidiaries of Inland Real Estate Investment Corporation. For additional information, please refer to the company website at www.inlandgroup.com.

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in 147 neighborhood, community, lifestyle and single-tenant retail centers located primarily in the Midwestern United States, with aggregate leasable space of approximately 14 million square feet.  Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed transaction, Inland Western  has filed an 8-K and will file a proxy statement and other materials with the SEC.  Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the parties to the mergers. Certain of Inland Western’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in Inland Western’s Annual Report on Form 10-K, as amended by Inland Western’s Annual Report on Form 10K/A previously filed with the SEC, and will be included in the proxy statement relating to the transaction when it becomes available. Stockholders and investors may obtain additional information regarding the interests in the merger of Inland Western and its directors and executive officers, which may be different than those of the Inland Western’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.  Stockholders and investors may obtain a free copy of the proxy statement and other relevant documents when they become available, as well as other materials filed with the SEC concerning Inland Western at the SEC’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, attention Vice President.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements.  Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in our filings with the SEC.